Exhibit 99.1

Contact:
CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Marvin (Mickey) Goldwasser	David M. Henderson
Open Solutions Inc.	Open Solutions Inc.
860.652.3153	860.652.3155
mgoldwasser@opensolutions.com	ir@opensolutions.com
Open Solutions Reports Strong Fourth Quarter and Year-End 2005 Results
- Signed Contract Value for the Fourth Quarter Increased 291% over Same Period of the Prior Year -
Glastonbury, Conn., February 28, 2006 – Open Solutions Inc. (Nasdaq: OPEN), a provider of integrated enabling technologies for financial institutions throughout the United States and Canada, today reported financial results for the three months and full year ended December 31, 2005.
Revenue for the fourth quarter of 2005 increased 65 percent to $59.7 million, from $36.1 million for the fourth quarter of 2004. Revenues for the full year 2005 increased 81 percent to $193.8 million, from $107.2 million in the prior year.
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2005 increased 91 percent to $15.5 million, from $8.1 million for the fourth quarter of 2004. EBITDA for the full year 2005 increased 83 percent to $41.3 million, from $22.6 million in the prior year. Net income for the three months ended December 31, 2005 was $0.34 per diluted share compared to $0.19 per diluted share for the same period of the prior year assuming the same 2005 effective tax rate for that period, net income was $0.70 per diluted share, as reported, for the three months ended December 31, 2004, which included a one-time tax benefit from the release of the company’s deferred tax valuation allowance resulting in a tax benefit of $8.0 million. Net income for the full year 2005 was $0.85 per diluted share compared to $0.54 per diluted share for the same period of the prior year assuming the same 2005 effective tax rate for that period, net income was $1.26 per diluted share as reported for the period, which included a one-time tax benefit from the release of the company’s deferred tax valuation allowance resulting a tax benefit of $7.4 million. A reconciliation of EBITDA and pro forma 2004 earnings per share assuming the same 2005 effective tax rate for the 2004 periods to GAAP results is provided as part of this press release.
The Company is providing non-GAAP financial measures because the Company believes that these figures are helpful in allowing individuals to assess more accurately the ongoing financial performance of the business. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s core business. Therefore, the Company believes that this information is meaningful when considered in connection with the information contained in the GAAP presentation of financial information.
Open Solutions’ Chairman and CEO, Louis Hernandez, Jr. said, “Open Solutions continued on its path of impressive growth in 2005. The strong demand for our products continued to increase as demonstrated by total revenue increasing 81 percent and signed contract value increasing 124 percent for the full year 2005 over 2004. We completed 4 acquisitions and announced the BISYS Information Services transaction, released the Canadian version of our core software and finalized reseller relationships in Canada, India and China. Overall it was another great year of delivering strong financial growth, as well as executing this year’s milestones, as we move toward our long-term vision. In 2006 we look forward to continuing on our growth plan as well as generating strong returns from the strategic investments we made in 2005.”
Fourth Quarter 2005 Highlights
•	New signed contracts valued at $97.8 million in the fourth quarter of 2005 compared to $25.0 million in the fourth quarter of the prior year, representing an increase of 291 percent over the prior year. The reseller agreement with Celero Solutions represented approximately $38.5 million in contract value in the fourth quarter, so excluding this agreement, contract value for the fourth quarter of 2005 totaled $59.3 million, an increase of 137 percent over the fourth quarter of the prior year. For the full year 2005, signed contract value totaled $196.5 million compared to $87.7 million in the prior year, representing an increase of 124 percent over the prior year. We define contract value as total revenues to be received over the life of the contract for all elements of the contract, including license, hardware, installation, maintenance and other services, and do not include contract renewals in this figure.

•	Total contract backlog valued at $385.3 million at the end of 2005 compared to $254.7 million at the end of the prior year, an increase of approximately 51 percent. We define contract backlog as revenues to be recognized over the remaining life of the all contracts for all elements, including licenses, hardware, installation, maintenance and other services.

•	Announced the availability of the Canadian version of The Complete Credit Union Solution® (TCCUS), Open Solutions’ relational core data processing system for credit unions.

•	Industry veteran Ken Saunders joined Open Solutions as Executive Vice President and Chief Financial Officer.

•	Executed international reseller agreements with Celero Solutions, a joint venture between five Canadian prairie cooperative organizations that serves more than 150 credit unions in Canada and Client Services International, Inc. (CSII), a provider of e-banking solutions and services to financial institutions in China.

•	Announced a major upgrade to the Company’s transaction switching services for Canadian financial institutions.

•	Recurring revenue for the fourth quarter of 2005 was 55 percent of total revenue compared to 61 percent for the fourth quarter of 2004, and for the full year ended December 31, 2005 increased to 62 percent from 55 percent for the full year ended December 31, 2004. We define recurring revenue as revenue from maintenance and data center hosting contracts and the quarterly minimum payments from our resellers.

•	Internal revenue growth adjusted for products no longer marketed was 46 percent for the fourth quarter of 2005. Internal revenue growth percentages adjusted for products no longer marketed are measured as the increase in revenues for the current period less “acquired revenues from acquisitions” less “acquired revenues from acquisitions no longer marketed” divided by revenues from the prior period less “acquired revenues from acquisitions no longer marketed” from the prior period plus “annualized revenues from acquisitions” from the prior period.

Internal Growth Calculation	Three Months Ended
	December 31,
	2005	2004

Revenues for period	$59,749	$36,081
Acquired revenues from acquisitions (1)	(9,275)	NA
Acquired revenues from acquisitions no longer marketed (2)	(11,163)	(11,852)
Annualized revenues from acquisitions (3)	NA	2,734

Adjusted internal revenues for period	$39,311	$26,963

(1) Includes 2005 revenue related to business units acquired since December 31, 2004, which are CGI’s US Services to Credit Unions business unit, SOSystems, Financial Data Solutions, Inc. and COWWW Software.
(2) Includes revenue from FiTech, EastPoint Technologies, LLC, re:Member Data Services, Inc., and the legacy banking business of Datawest Solutions, Inc. which are acquired companies with products no longer being marketed. The revenue from the legacy banking business of Datawest Solutions, Inc. is adjusted to reflect the unit as though it were included in Open Solutions’ results for the full period.
(3) Includes the incremental revenue for the three months ended December 31, 2004 used to annualize that period’s revenue related to business units acquired in that period. This adjustment reflects these business units as if they were included in Open Solutions’ operating results for the full period. The business unit acquired in this period was Datawest Solutions, Inc.
BISYS Update and 2006 Business Outlook
As previously announced on February 27, the Company and The BISYS Group, Inc. extended the Stock Purchase Agreement for the sale of BISYS’ Information Services group to March 8, 2006. The Company anticipates the acquisition to close within this time frame, and after the transaction is announced, the Company will host a conference call to address transaction specifics and to provide first quarter and full year 2006 guidance.
About Open Solutions Inc.
Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications, built on a single centralized Oracle® relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, Check 21, electronic image/item processing, interactive voice response, web hosting and design, payment and loan origination solutions. Open Solutions’ full suite of products and services allows banks, thrifts and credit unions in the United States and Canada to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.
For more information about Open Solutions, or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. For Investor Relations issues please contact David Henderson by email at ir@opensolutions.com or by phone at 860.652.3155. Visit Open Solutions’ Internet site at www.opensolutions.com.
Open Solutions Inc.® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 Open Solutions Inc. All rights reserved.
Safe Harbor Statement
Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we encounter a long sales and implementation cycle requiring significant capital commitments by our clients which they may be unwilling or unable to make. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended Sept. 30, 2005, as filed with the Securities and Exchange Commission.

OPEN SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues:
Software license	$20,217	$10,265	$51,534	$33,032
Service, maintenance and hardware	39,532	25,816	142,217	74,151

Total revenues	59,749	36,081	193,751	107,183

Cost of revenues:
Software license	2,141	2,154	7,071	6,705
Service, maintenance and hardware	21,948	12,819	76,302	37,919

Total cost of revenues	24,089	14,973	83,373	44,624

Gross profit	35,660	21,108	110,378	62,559

Operating expenses:
Sales and marketing	7,803	4,218	24,460	14,272
Product development	5,465	3,590	19,608	11,001
General and administrative	9,984	7,430	36,351	21,123

Total operating expenses	23,252	15,238	80,419	46,396

Income from operations	12,408	5,870	29,959	16,163
Interest and other income, net	297	634	330	1,520

Income before income taxes	12,705	6,504	30,289	17,683
Income tax (provision) benefit	(4,797)	8,008	(11,739)	7,441

Net income	$7,908	$14,512	$18,550	$25,124

Net income per common share
—Basic	$0.41	$0.75	$0.96	$1.37
—Diluted (Note 1)	$0.34	$0.70	$0.85	$1.26
Shares used to compute net income per common share
—Basic	19,362	19,303	19,361	18,313
—Diluted	25,346	20,768	24,977	19,896

Pro forma 2004 net income and earnings per share calculation:
Income before income taxes	$12,705	$6,504	$30,289	$17,683
Income tax provision (assuming 2005 effective tax rate for 2004)	(4,797)	(2,456)	(11,739)	(6,853)

Pro forma net income	$7,908	$4,048	$18,550	$10,830

Pro forma net income per common share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

—Basic	$0.41	$0.21	$0.96	$0.59
—Diluted	$0.34	$0.19	$0.85	$0.54

Reconciliation of net income to EBITDA:
Net income	$7,908	$14,512	$18,550	$25,124
Interest and other income, net	(297)	(634)	(330)	(1,520)
Income tax provision	4,797	(8,008)	11,739	(7,441)
Depreciation and amortization	3,090	2,235	11,380	6,434

EBITDA	$15,498	$8,105	$41,339	$22,597

Note 1- Diluted earnings per share for the three and twelve months ended December 31, 2005 includes the impact of the convertible notes, which is calculated by adding back to net income the tax effected interest cost associated with the convertible notes and by adding the if-converted shares to the shares used to compute net income per share. For the three months ended December 31, 2005, 4,964,204 if-converted shares were added to the shares used to compute net income per share, and for the twelve months ended December 31, 2005, 4,528,986 if-converted shares were added to the shares used to compute net income per share. The twelve month number is a weighted average because the convertible note offering closed during the first quarter of 2005.

OPEN SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004

Assets
Current assets:
Cash	$174,426	$49,447
Accounts receivable, net	36,582	19,975
Investment in marketable securities	—	12,736
Prepaid expenses and other current assets	14,353	5,989
Deferred tax assets	13,000	12,356

Total current assets	238,361	100,503

Fixed assets, net	20,779	14,410
Capitalized software, net	7,355	6,211
Intangible assets, net	39,439	31,168
Goodwill	94,081	66,548
Deferred tax asset	4,283	4,560
Other assets	6,914	2,074

Total assets	$411,212	$225,474

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,313	$2,521
Accrued expenses	24,624	15,338
Deferred revenue, current portion	34,588	21,586
Long-term debt from customers, current portion	—	1,239
Capital lease obligations, current portion	102	735

Total current liabilities	66,627	41,419

Convertible notes payable	144,061	—
Deferred revenue, less current portion	3,251	2,706
Other long-term liabilities	1,569	1,300
Long-term debt from customers, less current portion	—	1,736

Total liabilities	215,508	47,161

Total stockholders’ equity	195,704	178,313

Total liabilities and stockholders’ equity	$411,212	$225,474

OPEN SOLUTIONS INC.
CONDENSED CONSOLIDATED CASH FLOWS
(in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2005	2004

Cash Flow from Operating Activities:
Net Income	$18,550	$25,124
Depreciation	6,773	4,132
Amortization	4,607	2,302
Non-cash interest and compensation expense	1,090	388
Deferred tax provision (benefit)	11,197	(8,057)
Allowance for doubtful accounts	876	156
Change in operating assets & liabilities	887	(4,278)

Net cash provided by operating activities	43,980	19,767

Cash Flow from Investing Activities:
Purchases of fixed assets	(10,748)	(5,555)
Purchase of developed software	(1,373)	—
Purchases and sales in marketable securities, net	12,788	65,359
Business acquisitions, net of cash received	(49,620)	(82,005)

Net cash used in investing activities	(48,953)	(22,201)

Cash Flow from Financing Activities:
Proceeds from the exercise of stock options	3,019	3,920
Proceeds from employee stock purchase plan	1,328	799
Proceeds from convertible notes payable, net	144,061	—
Payment of debt issuance costs	(4,970)	—
Repayment of long-term debt from customers	(2,918)	(459)
Repayment of capital lease obligations	(738)	(676)
Purchase of treasury stock	(10,000)	—
Proceeds from sale of common stock	—	33,439

Net cash provided by financing activities	129,782	37,023

Effect of exchange rate on cash and cash equivalents	170	5

Net increase in cash & cash equivalents	124,979	34,594
Cash and cash equivalents, beginning of period	49,447	14,853

Cash and cash equivalents, end of period	$174,426	$49,447